UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

WALLY WORLD MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-185694	45-5370930
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7121 West Craig Road
#113-38
Las Vegas, NV	89129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-890-5299

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLYW	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 12, 2024, the Board of Directors of Wally World Media, Inc. (the “Company”) approved the engagement of Astra Audit & Advisory, LLC, as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of its fiscal years ended September 30, 2024 and 2023.

During the Company’s most recent fiscal years ended September 30, 2023 and 2022 and subsequent interim periods through the date of engagement, neither the Company nor anyone acting on its behalf has consulted with Astra Audit & Advisory LLC, regarding: (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wally World Media, Inc.

Date: June 18, 2024	By:	/s/ Grant Casey
Grant Casey
President and CEO